1 8-K Filed February 8, 2013

2 Introduction This slide presentation contains forward-looking statements which are subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2011, and subsequent SEC filings, and will be available in the Company’s Form 10-K for the year ended December 31, 2012, when filed. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change.

3 Fourth Quarter Results (In millions, except per share data) (1) See Reconciliation of non-GAAP Financial Measures (included herein) (2) Inclement weather reduced Adjusted Operating Income margin by 80 bp and Adjusted EPS Excluding Amortization by $0.09 during the fourth quarter of 2012 2012 2011 +/(-) Revenue 1,405.3$ 1,366.1$ 2.9% Adjusted Operating Income (1) 242.2$ 258.0$ -6.1% Adjusted Operating Income Margin (1) (2) 17.2% 18.9% (170) bp Adjusted EPS Excluding Amortization (1) (2) 1.54$ 1.56$ -1.3% Operating Cash Flow 254.2$ 278.6$ -8.8% Less: Capital Expenditures (61.4)$ (30.1)$ 104.0% Free Cash Flow 192.8$ 248.5$ -22.4% Three Months Ended Dec 31,

4 Cash Flow Trends Note: 2011 Free Cash Flow calculation above does not include the $49.5 million Hunter Labs settlement Free Cash Flow is a non-GAAP metric (see reconciliation of non-GAAP Financial Measures included herein) Free Cash Flow CAGR calculation uses 2001 data (2001 Free Cash Flow was $228 million) 10.3% FCF CAGR from 2001-2012 Weighted Average Diluted Shares (millions) 154.2 154.7 150.7 144.9 134.7 121.3 111.8 109.1 105.4 101.8 97.4

5 Financial Guidance - 2013 Including a negative impact of approximately $0.35 due to Medicare payment reductions and excluding the impact of share repurchase activity after December 31, 2012, guidance for 2013 is: • Revenue growth: Approximately 2.0% - 3.0% • Adjusted EPS Excluding Amortization: $6.85 - $7.15 • Operating cash flow: Approximately $870 Million - $900 Million • Capital expenditures: Approximately $200 Million - $220 Million* *Note: The Company’s capital expenditure guidance is higher than historical levels due to near-term investments in facility consolidation and replacement of a major testing platform.

6 Supplemental Financial Information Q1 12 Q2 12 Q3 12 Q4 12 YTD Depreciation 34.7$ 34.9$ 36.0$ 35.5$ 141.1$ Amortization 21.4$ 20.6$ 21.1$ 23.2$ 86.3$ Capital expenditures 34.2$ 34.1$ 44.1$ 61.4$ 173.8$ Cash flows from operations 197.1$ 186.3$ 203.8$ 254.2$ 841.4$ Bad debt as a percentage of sales 4.4% 4.4% 4.3% 4.3% 4.3% Effective interest rate on debt: Zero coupon-subordinated notes 2.00% 2.00% 2.00% 2.00% 2.00% 3 1/8% Senior Notes 3.27% 3.27% 3.27% 3.27% 3.27% 4 5/8% Senior Notes 4.74% 4.74% 4.74% 4.74% 4.74% 5 1/2% Senior Notes 5.38% 5.38% 5.38% 5.38% 5.38% 5 5/8% Senior Notes 5.75% 5.75% 5.75% 5.75% 5.75% 2 1/5% Senior Notes - - 2.24% 2.24% 2.24% 3 3/4% Senior Notes - - 3.76% 3.76% 3.76% Revolving credit facility (weighted average) 1.22% 1.22% 1.19% 1.18% 1.18% Days sales outstanding 48 47 48* 46 46 *Excludes the impact of the MEDTOX Acquisition Laboratory Corporation of America Other Financial Information December 31, 2012 ($ in millions)

7 Reconciliation of non-GAAP Financial Measures Adjusted Operating Income 2012 2011 Operating income 215.3$ 247.4$ Restructuring and other special charges (1) (2) (3) 20.7 10.6 Termination of licensing agreement (1) 6.2 - Acquisition fees and expenses - - Adjusted operating income 242.2$ 258.0$ Adjusted EPS Excluding Amortization Diluted earnings per common share 1.26$ 1.34$ Impact of restructuring and other special charges (1) (2) 0.13 0.06 Loss on divestiture of assets (3) - 0.03 Amortization expense 0.15 0.13 Adjusted EPS Excluding Amortization (4) 1.54$ 1.56$ Reconciliation of non-GAAP Financial Measures (In millions, except per share data) Three Months Ended Dec 31, Note: Please see footnotes for this reconciliation on slide 9

8 Reconciliation of non-GAAP Financial Measures Adjusted Operating Income 2012 2011 Operating income 1,023.5$ 948.4$ Restructuring and other special charges (1) (2) (3) 25.3 116.5 Termination of licensing agreement (1) 6.2 - Acquisition fees and expenses (1) 9.9 - Adjusted operating income 1,064.9$ 1,064.9$ Adjusted EPS Excluding Amortization Diluted earnings per common share 5.99$ 5.11$ Impact of restructuring and other special charges (1) (2) 0.29 0.72 Loss on divestiture of assets (3) - 0.03 Amortization expense 0.54 0.51 Adjusted EPS Excluding Amortization (4) 6.82$ 6.37$ Reconciliation of non-GAAP Financial Measures (In millions, except per share data) Twelve Months Ended Dec 31, Note: Please see footnotes for this reconciliation on slide 9

9 Reconciliation of non-GAAP Financial Measures - Footnotes Note: GENZYME GENETICS and its logo are trademarks of Genzyme Corporation and used by Esoterix Genetic Laboratories, LLC, a wholly-owned subsidiary of LabCorp, under license. Esoterix Genetic Laboratories and LabCorp are operated independently from Genzyme Corporation. 1) During the fourth quarter of 2012, the Company recorded net restructuring and other special charges of $20.7 million. The charges consisted of $4.8 million in severance-related liabilities and $17.1 million in net facility-related costs associated with ongoing consolidation of recent acquisitions and other operations. These charges were partially offset by the reversal of previously established reserves of $1.2 million in unused severance. The after tax impact of these net charges decreased net earnings for the three months ended December 31, 2012 by $12.8 million and diluted earnings per share by $0.13 ($12.8 million divided by 95.3 million shares). During the first three quarters of 2012, the Company recorded net restructuring and other special charges of $4.6 million. The charges consisted of $11.4 million in severance-related liabilities and $2.5 million in net facility-related costs primarily associated with ongoing consolidation of recent acquisitions and other operations and the termination of an executive vice president. These charges were partially offset by the reversal of previously established reserves of $5.7 million in unused severance and $3.6 million in unused facility-related costs. The Company also recorded $9.9 million in fees associated with the successful completion of its acquisition of MEDTOX Scientific, Inc. (“MEDTOX”) on July 31, 2012. As part of the Clearstone integration, the Company recorded a $6.9 million loss in other income (expense) relating to the disposal of one of its European subsidiaries. In addition, in conjunction with the liquidation of one of its joint ventures, the Company recorded a one-time increase of $2.9 million in equity method income. For the year ended December 31, 2012, the after tax impact of these combined net charges decreased net earnings by $27.9 million and diluted earnings per share by $0.29 ($27.9 million divided by 97.4 million shares). The Company also recorded accelerated amortization of $6.2 million related to its termination of a licensing agreement in November 2012. The after tax impact of this accelerated amortization decreased net earnings for the three months and year ended December 31, 2012 by $3.8 million and diluted earnings per share by $0.04 and $0.04, respectively ($3.8 million divided by 95.3 and 97.4 million shares, respectively). 2) During the fourth quarter of 2011, the Company recorded net restructuring and other special charges of $10.6 million, consisting of $6.3 million in severance-related liabilities and $1.7 million in net facility-related costs primarily associated with integration of the Orchid Cellmark and Genzyme Genetics acquisitions as well as internal cost reduction initiatives. The charges also include a $2.6 million write-off of an uncollectible receivable from a past installment sale of one of the Company’s lab operations. The after tax impact of these charges decreased net earnings for the three months ended December 31, 2011, by $6.5 million and diluted earnings per share by $0.06 ($6.5 million divided by 101.0 million shares). During the first three quarters of 2011, the Company recorded restructuring and other special charges of $105.9 million ($66.3 million after tax). The restructuring charges included $18.8 million in net severance and other personnel costs along with $36.7 million in net facility-related costs primarily associated with the ongoing integration of the Clearstone, Genzyme Genetics and Westcliff acquisitions. The special charges also included $34.5 million ($49.5 million, net of previously recorded reserves of $15.0 million) relating to the settlement of the Hunter Labs litigation in California, along with $1.1 million for legal costs associated with the planned acquisition of Orchid Cellmark incurred during the second quarter of 2011, both of which were recorded in Selling, General and Administrative Expenses in the Company’s Consolidated Statements of Operations. The charges also included a $14.8 million write-off of an investment made in a prior year. For the year ended December 31, 2011, the after tax impact of these combined charges of $116.5 million decreased net earnings by $73.3 million and diluted earnings per share by $0.72 ($73.3 million divided by 101.8 million shares). 3) Following the closing of its acquisition of Orchid Cellmark Inc. (“Orchid”) in mid-December, the Company recorded a net $2.8 million loss on its divestiture of certain assets of Orchid’s U.S. government paternity business, under the terms of the agreement reached with the U.S. Federal Trade Commission. This non-deductible loss on disposal was recorded in Other Income and Expense in the Company’s Consolidated Statements of Operations and decreased net earnings for the three and twelve months ended December 31, 2011, by $2.8 million and diluted earnings per share by $0.03 ($2.8 million divided by 101.0 million shares and $2.8 million divided by 101.8 million shares, respectively). 4) The Company continues to grow its business through acquisitions and uses Adjusted EPS Excluding Amortization as a measure of operational performance, growth and shareholder returns. The Company believes adjusting EPS for amortization provides investors with better insight into the operating performance of the business. For the three months ended December 31, 2012 and 2011, intangible amortization was $23.2 million and $21.2 million, respectively ($14.3 million and $12.9 million net of tax, respectively) and decreased EPS by $0.15 ($14.3 million divided by 95.3 million shares) and $0.13 ($12.9 million divided by 101.0 million shares), respectively. For the years ended December 31, 2012 and 2011, intangible amortization was $86.3 million and $85.8 million respectively ($53.2 million and $52.4 million net of tax, respectively) and decreased EPS by $0.54 ($53.2 million divided by 97.4 million shares) and $0.51 ($52.4 million divided by 101.8 million shares), respectively.

10 Reconciliation of Free Cash Flow (1) 2011 cash flows from operations excludes the $49.5 million Hunter Labs settlement payment (2) Free cash flow represents cash flows from operations less capital expenditures 2012 2011 2010 2009 2008 2007 2006 2005 2004 2003 2002 Cash flows from operations1 841.4$ 905.1$ 883.6$ 862.4$ 780.9$ 709.7$ 632.3$ 574.2$ 538.1$ 564.3$ 444.9$ Capital expenditures (173.8) (145.7) (126.1) (114.7) (156.7) (142.6) (115.9) (93.6) (95.0) (83.6) (74.3) Free cash flow2 667.6 759.4 757.5 747.7 624.2 567.1 516.4 480.6 443.1 480.7 370.6 Weighted average diluted shares outstanding 97.4 101.8 105.4 109.1 111.8 121.3 134.7 144.9 150.7 144.8 144.2 Reconciliation of non-GAAP Financial Measures (In millions, except per share data)

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